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                                                                     EXHIBIT 8.1

                        [MAPLES AND CALDER LETTERHEAD]

To:    Scottish Annuity & Life Holdings, Ltd.
       Ugland House                                            7 October, 1998
       113 South Church Street
       George Town, Grand Cayman
       Cayman Islands

Dear Sirs,

Re: Underwritten Offering of up to 19,262,500 Ordinary Shares, par value $.01
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per share, of Scottish Annuity & Life Holdings, Ltd.
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We have acted as counsel for Scottish Annuity & Life Holdings, Ltd., a company organized under the laws of the Cayman Islands, British West Indies (the "Company"), in connection with certain aspects of the preparation and filing with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-1 (No. 333-57227) (the "Registration Statement") of the Company and the Prospectus contained therein relating to the proposed offering of up to 19,262,500 ordinary shares of the Company (the "Ordinary Shares").

The following opinion is given only as to circumstances existing on the date hereof and known to us and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the following assumptions, which we have not independently verified:

        (a) copy documents or the forms of documents provided to us are true copies of, or in the final forms of, the originals;

        (b)  the genuineness of all signatures;

        (c) there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions hereinafter appearing, specifically, we have made no independent investigation of the laws of the State of New York.

Based upon the foregoing and subject to the qualifications and limitations hereinafter specified, we are of the opinion that the statements as to tax law under the law of the Cayman Islands, British West Indies, set forth under the heading "Material Tax Consequences" in the Registration Statement represent our opinion, subject to the qualifications and assumptions set forth in such statements, and we hereby confirm such opinion.

Except as specifically stated herein, we make no comment with regard to any representations which
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may be made by the Company in any of the documents referred to above or otherwise or with regard to the commercial terms of the said documents.

In issuing our opinion, we have relied solely upon existing provisions of the Caymanian tax laws. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Also, future changes in such laws and the interpretation thereof can have retroactive effect. Any such changes could affect the validity of the opinion set forth above. This opinion represents our best legal judgment, but has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Caymanian government or a court concerning the issues. As noted in the Prospectus, the statements therein as to the Company's beliefs and intentions as to factual matters relating to the Company and its operations represent the views of the Company's management and do not represent our legal opinion. We also express no opinion as to any tax consequences under any laws other than the laws of the Cayman Islands.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is furnished by us, as counsel for the Company, to you solely for the benefit of the Company and solely with respect to the Registration Statement and the Prospectus, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever.

We hereby consent to the filing of this opinion as in Exhibit to the Registration Statement and the references to us under the caption "Material Tax Consequences" in the Prospectus constituting a part of the Registration Statement.

Yours faithfully,

/s/ Maples and Calder

MAPLES AND CALDER
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